EXHIBIT 10.53

Inbound and Outbound Contingency Services

Work Order

GAMSA-STAR081106-00.S.004

Between

StarTek, Inc.

And

AT&T Mobility LLC

This Work Order GAMSA-STAR081106-00.S.004 (“WO”), effective on December 1, 2008 (“Effective Date”),  is issued pursuant to Agreement No. GAMSA-STAR081106-00 dated October 1, 2006 (“Agreement”) between AT&T Mobility LLC (“Buyer” or “AT&T”) and StarTek, Inc. (“Supplier”), and the Agreement is incorporated by reference herein.  Capitalized terms used in this Work Order not otherwise defined herein shall have the definitions specified in the Agreement.  If the Work Order conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control unless set forth in the “Special Considerations” section of this Work Order in which case the Work Order shall govern and control.

Buyer hereby authorizes Supplier to perform the following Services:

1              SCOPE OF WORK

1.1           Supplier shall take and handle inbound and outbound customer care inquiries for Buyer’s Advanced Network Services (“ANS”), Enterprise Technical Support (“ETS”) and Technical Support Desk (“TSD”) (“Program”) by Phases in support of Buyer’s contingency planning for work stoppage as follows:

a.     Phase 1:  Recruitment, hiring, and training of applicable resources (Exhibit A)

b.     Phase 2:  Service Center Operations (Exhibit B)

1.2            In order to accommodate the uncertainty inherent in scheduling for Buyer’s contingency planning, Supplier shall begin each Phase specified above only upon receipt of a Change Notice from Buyer in the form set forth in Exhibit D.   The Parties acknowledge that these phases will be triggered, if at all, in Buyer’s sole discretion.

2.             PRIMARY CONTACT INFORMATION

2.1           The following will perform the function of primary Supplier Project Manager for the Program for the duration of this Work Order.  Supplier will use reasonable commercial efforts to retain the resource in this position.

Buyer Contact(s)	Supplier Contact(s)
Name: [*]	Name: [*]
Address: [*]	Address: [*]
Phone: [*]	Phone: [*]
Cell: [*]	Cell: [*]
E-mail: [*]	E-mail: [*]

3.     TERM

3.1           The Term of this Work Order shall commence on December 1, 2008, (“Effective Date”), and shall continue until midnight on September 30, 2009 the (“Term”).  The Work Order may be terminated as allowed in the Agreement or in this Work Order.

4.     SERVICE SPECIFICATIONS AND REQUIREMENTS

4.1           The deliverables to be delivered by Supplier to Buyer pursuant to this Work Order are listed in Exhibits A-B “Phase 1-2” (the “Deliverables”).

5.     PERFORMANCE STANDARDS

5.1           Performance Standards shall be determined for each Phase as shown in Exhibit’s A-B.

PRIVATE/PROPRIETARY/LOCK

The information contained in this Agreement is not for use or disclosure outside Buyer, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

6.     PRICE

6.1           Materials and Services shall be compensated by Buyer to Supplier pursuant to the rates and charges detailed in each Exhibit attached hereto and fully incorporated herein by this reference.  Such rates and charges do not include all applicable taxes.

7.       DISPUTE RESOLUTION

7.1           Either party may give the other party written notice of any dispute not resolved in the normal course of business.  The parties will attempt in good faith to promptly resolve any issue, dispute, or controversy arising out of or relating to this Agreement promptly by negotiation between the managers set forth below.   Within [*] ([*]) days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute within the time frames here:

	Buyer	Supplier
Within [*]	[*]	[*]
Within [*]	[*]	[*]
Within [*]	[*]	[*]

If any dispute is not resolved in accordance with this process after [*], the parties will escalate to the respective executive levels.  Both parties agree to continue performance during the negotiation period set forth in this section of the Work Order.

8.     SPECIAL CONSIDERATIONS

8.1           The terms set forth below shall be in addition to the terms set forth in the respective sections of the Agreement:

8.1.1       Except as otherwise set forth in this Work Order or the Agreement, Supplier will be responsible for supplying all Supplier personnel, facilities, technology, services and materials necessary to perform the Services in accordance with the terms and conditions set forth in this Work Order.

8.1.2       Supplier will provide the necessary, as of the Effective Date of this Work Order, voice and data infrastructure and PC’s (or thin client applications in lieu of PCs) at Supplier’ Site(s) from the point of demarcation within Supplier’s data center(s) for voice and data communications.  The point of demarcation is the point where AT&T Mobility-owned circuits/equipment end and Supplier-owned circuits/equipment begin.  AT&T Mobility will provide any intelligent call management (ICM) routing and screen-pop equipment as required; or, alternatively Supplier will provide ICM and screen-pop equipment subject to Exhibit C of this Work Order.   Supplier’ PCs will reside on the Supplier network and access AT&T Mobility’s systems via web, Citrix, or other thin client connectivity.

8.1.3       Supplier shall pay for [*], as of the Effective date of this Work Order, [*].  AT&T Mobility shall be responsible for [*], including [*].  In the event AT&T Mobility utilizes VoATM to deliver calls to a Supplier hub, AT&T Mobility will provide [*].  Supplier agrees to relinquish ownership at no cost to AT&T Mobility of any and all toll-free numbers associated with the Program to AT&T Mobility or another party specified by AT&T Mobility within [*]hours of AT&T Mobility’s request; provided that AT&T Mobility is current on all invoices.

8.1.4       In addition to all other rights or remedies provided for in this Agreement or by law, either party may immediately cancel this Agreement if:  (1) the other party becomes insolvent or makes a general assignment for the benefit of creditors; (2) the other party admits in writing the inability to pay debts as they mature; (3) Any court appoints a trustee or receiver with respect to the other party or any substantial part of the other party’s assets; or (4) An action is taken by or against other party under any bankruptcy or insolvency laws or laws relating to the relief of debtors, including the Federal Bankruptcy Act.

8.1.5        Information Security:  Supplier shall be in compliance with the AT&T Supplier Information Security Requirements included herein as Exhibit C.

IN WITNESS WHEREOF, the parties have caused this Work Order to be executed by their duly authorized representatives:

StarTek, Inc.		AT&T Mobility LLC by its authorized agent, AT&T Services, Inc.

By:	/s/ A.L. Jones	By:	/s/ Jewel Hornbuckle

Printed Name:	A. Laurence Jones	Printed Name: Jewel Hornbuckle

Title:	CEO	Title: Sr. Contract Manager

Date:	1/29/09	Date:	1/9/09

EXHIBIT A

PHASE 1

DELIVERABLES

ORDERING OF IT EQUIPMENT (SERVERS/CIRCUITS)

 RECRUITMENT, HIRING, AND TRAINING OF APPLICABLE RESOURCES

1              SCOPE OF WORK

1.1           Supplier is authorized to provide the following (“the Work”):

•      Circuits and servers as approved by AT&T

•      Recruit, Hire, and Train [*] resources (resources may be adjusted as approved by AT&T)

1.2           Services shall be performed on the date when signed by last Party through September 30, 2009 during the following hours of operation (“Hours of Operation”) set forth below by site (“Site”):

Programs	Location	Hours of Operation	Maximum New Hire *Days
ANS	[*]	[*]	[*]
ETS	[*]	[*]	[*]
TSD	[*]	[*]	[*]

* Actual Training Days

1.3           Ramp Up Schedule

Number of Agents in production

Program	Total Agents
ANS	[*]
ETS	[*]
TSD	[*]

1.4           Hours of Operation may be amended from time to time as set forth in Exhibit D Change in Scope of this Work Order.  Buyer reserves the right to modify (decrease or increase) Services Hours of Operation [*] written notice to Supplier.  Buyer agrees to utilize the procedures outlined in Exhibit D to effect this change.

2.             EFFECTIVE DATE

2.1           Phase 1 shall commence upon receipt of written notification from Buyer by Change Order (“Effective Date”).  This Phase may be terminated as allowed in the Agreement or in this Work Order.

3.             TRAINING

3.1           Supplier agrees to provide Customer Service Representative (CSRs) with initial classroom training and on-the-job training (“Nesting”) at the rates set forth in Attachment 1 to Exhibit A (“Price”).

3.2           Supplier agrees to provide initial Program training and Nesting to Supplier’s CSRs in accordance with Buyer provided Training Materials, and[*], Buyer requested monthly supplemental, policy training, and product and offer training, at the rates set forth in Attachment 1 to Exhibit A, in order to perform the Services described in this Work Order.

3.3           Buyer may request changes to initial Program training subject to Exhibit D of this Work Order

3.4.          Any, and all, trainers must be certified by AT&T master trainers to facilitate new hire curriculum.

4.             PRICE

4.1           Circuits and servers, including any termination fees incurred by Supplier upon the expiration of the Term or earlier termination of this Work Order – [*]

4.2           Recruiting, Hiring, Training – As outlined in Attachment 1 to Exhibit A (“Price”)

5.             SPECIAL CONSIDERATIONS

5.1           The terms set forth below shall be in addition to the terms set forth in the respective sections of the Agreement:

5.1.1        Termination – This Phase 1 of Work Order No. GAMSA-STAR081106-00.S.004 may be terminated upon [*] notice utilizing the Change Notice as outlined in Exhibit D.

5.1.2        Initial new hire training:  Supplier agrees to provide initial Program training to Supplier’s CSRs in accordance with AT&T Mobility provided Training Materials, and all retraining, ongoing soft-skills training, and customer service training at the rates set forth in Exhibit A, in order to perform the Services described in this Work Order.  If mutually agreed between the parties subject to Exhibit D of this Work Order, AT&T Mobility may provide AT&T Mobility trainers for initial train-the-trainer training programs.

5.1.3        AT&T Mobility may request to extend the duration of initial Program training subject to Exhibit D of this Work Order.

ATTACHMENT 1

TO EXHIBIT A

PRICE

For Services performed under this Work Order, Supplier shall be compensated in accordance with the pricing shown below:

PROGRAM NAME		StarTek Tier II Pricing (US)
Technical Support Tier II, ANS, TSD. & ETS Programs - Tenure Level Based on Agent Tenure in Months	[*]	$[*]
	[*]	$[*]
	[*]	$[*]

After Hours Support	[*]	$[*] Premium on Agent’s applicable Tenured Rates
	[*]	$[*] Premium on Agent’s applicable Tenured Rates
	[*]	$[*] Premium on Agent’s applicable Tenured Rates
Clerical Support	Not to exceed [*]without prior approval of AT&T	$[*]
DRUG SCREEN & BACKGROUND CHECK		[*] (Checks required as a result of attrition will be the responsibility of StarTek.)
OVERTIME RATE & HOLIDAY		[*]% premium above the applicable Billable Hour rate
NESTING - PRODUCTION		Nesting: Tier II Tech Support - $[*]
TRAINING RATE		New Hire/Growth: Tier II Tech Support - $[*]
Supplemental Training [*]
Conversion Training: [*]
All Attrition: [*]

Notes:

a.     CSR tenure is determined based on the hire date of such CSR on any AT&T Mobility program.  Except as otherwise stated in the Work Order, the total amount payable by AT&T Mobility for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier.   [*].  Holiday Rates shall apply based on applicable Holidays at the Site.  US Holidays (applicable only in the U.S.):  New Years Day, Thanksgiving Day, Labor Day, Christmas Day, Memorial Day, Independence Day.

b.     Domestic Inbound/Outbound telecom:  AT&T Mobility shall be client of record on the (800) service.  Subject to AT&T Mobility’s prior written approval of usage, domestic inbound and outbound telecom charges shall be [*].

c.               Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than [*] which is borne by [*]), and travel (Pre-approved by AT&T Mobility) will all be charged at [*].

d.              Clerical Support $[*] per hour (not to exceed [*] per [*] without prior approval of the AT&T Mobility contact identified in 2.1 of this Work Order.  Functions shall include, but not be limited to, the following tasks:

•                  Login ordering, tracking, retiring and maintenance

•                  SOX contact for all AT&T Mobility audits

•                  Clarify maintenance

•                  Submitting and tracking Credits and Adjustments

•                  Sessions Enrollments for training

•                  AT&T Mobility University setups and retires

•                  Course enrollments and completions

•                  Tracking and follow through of all Office of the President requests

•                  Back up to LRP for all AT&T Mobility reporting

•                  Distribute and ensure follow up on feedback items (Clarify, Wave, PCS, Tier II, SOA, Direct Fulfillment, etc.), compile results

•                  Gather and summarize results of initiatives (PAR/SRS, migrations, etc.)

e.               Any Nesting will be billed at the Nesting rate set forth here in Exhibit A.  The Conversion rate will apply for training required when CSRs are transferred from one AT&T program to another AT&T program where “Conversion” training is required.

EXHIBIT B

PHASE 2

DELIVERABLES

SERVICE CENTER OPERATIONS

Buyer hereby authorizes Supplier to perform the following Services:

1                                         SCOPE OF WORK

1.1                                Supplier customer services representatives (“CSRs”) shall shall take and handle inbound and outbound customer care inquiries for Buyer’s Advanced Network Services (“ANS”), Enterprise Technical Support, (“ETS”) and Technical Support Desk (“TSD”) programs (“Program”).

1.2                                Supplier shall assist Buyer ANS, ETS and TSD customers with issues as specified in Attachment 1 to Exhibit B (Program Descriptions).

1.3                                Any other activities, changes that result in the nature or type, market or mix of calls to change, including any changes to the mix of Program project(s) supported by the Site, shall be subject to Exhibit D of this Work Order.

1.4                                Services shall be performed, not including Holidays as set forth in Attachment 3 to Exhibit B, during the following Hours of operation  (“Hours of Operation”) set forth below by site (“Site”):

Program Name	Location	Hours of Operation
ANS	[*]	[*]
ETS	[*]	[*]
TSD	[*]	[*]

1.5                                Hours of Operation may be amended from time to time as set forth in Exhibit D of this Work Order.  Buyer reserves the right to modify (decrease or increase) Services Hours of Operation upon [*] calendar [*] written notice to Supplier.  Buyer agrees to utilize the procedures outlined in Exhibit D to effect this change.

2.                                      EFFECTIVE DATE

2.1                                Phase 2 shall commence upon receipt of a signed Change Notice (Exhibit D).  This Phase may be terminated as allowed in the Agreement or in this Work Order.

3.                                      SERVICE SPECIFICATIONS AND REQUIREMENTS

3.1                                The deliverables to be delivered by Supplier to Buyer pursuant to this Work Order [*] are listed in Attachment 2 “Deliverables Matrix” (the “Deliverables”).

3.2                                Buyer shall provide to Supplier a daily CSR equipment fraud report (“Equipment Fraud Report”) for Supplier audit.

4.                                      BUYER SYSTEMS USE AND DOWNTIME

4.1                                Should AT&T Mobility systems become unavailable to Supplier, Supplier will follow the notification instructions contained in AT&T Mobility’s downtime policy as provided by AT&T Mobility.  Supplier will utilize downtime forms to capture call information on the AT&T Mobility-provided downtime forms and will input into AT&T Mobility systems as soon as reasonably possible after restoration of the impacted systems.  [*].  Supplier shall be excused from Performance Standards for the duration of the system outage.

4.2                                If the telecommunications systems are in failure due to AT&T Mobility, AT&T Mobility may require Supplier’s CSRs to go into pure AUX state, whereby they are not receiving calls.  [*].  Supplier shall be excused from Performance Standards for the duration of the outage.

4.3                                The AT&T Mobility system will be completely down during certain after-hour times and other scheduled times throughout the year for maintenance.  When practical, AT&T Mobility will advise Supplier of the scheduled maintenance at least [*] prior to the times and dates that the systems will not be available due to maintenance.

4.4                                Notwithstanding the foregoing, in the event of a Supplier system/telecommunications outage, Supplier will utilize CSRs’ billable time for offline work and training for the duration of the outage.  AT&T Mobility shall not be charged for unutilized hours for the duration of a Supplier system outage.

4.5                                Supplier shall advise the AT&T Mobility Contact and/or Supplier Manager when any AT&T Mobility-provided system is down for more than [*].  Supplier shall provide an escalation plan with mitigating action in the event of systems disruption to be approved by AT&T Mobility by Services launch.

Supplier will continue to provide the Services under this Work Order if AT&T Mobility relocates its operations to an interim or substitute facility or otherwise implements any of its internal disaster recovery plans.

4.7                                Failure to comply materially with this Section constitutes a material breach of the Agreement.

5.              PERFORMANCE STANDARDS:

5.1                                AT&T Mobility and Supplier have developed the standards set forth in this Work Order, (hereinafter “Performance Standards”) to ensure the delivery of high quality, efficient customer service.  Effective upon signature of this Work Order by both parties (“Effective Date”), Performance Standard measurements for Sites existing on the Effective Date shall begin the month following the Effective Date, or for the Performance Standards related to First Call Resolution and Respect, the next full or prorated per complete months remaining, as the case may be, calendar quarter.  Performance Standards for Sites opening after the Effective Date shall be applicable to Services performed from a particular Site/Program [*] days after Site opening.  Furthermore, anytime a particular Site/Program increases by more than [*] percent ([*] %) over a [*] period (measured by the [*]-Day Lock FTE), Performance Standards shall not apply with respect to such Site/Program until [*] after the incremental Site/Program staff has been in Production handling customer calls.  Before the application of any of the Performance Standards, the parties agree to meet and discuss in good faith changes to the Performance Standards set forth and the relevant AT&T Mobility invoice credits and Supplier earned debits or bonuses with respect to such Performance Standards based on performance prior to such Performance Standards taking effect. Performance Standards hereunder shall be measured by Program at each Site and shall exclude [*] as set forth herein this Work Order.  Any invoice credits owed or debits earned by Supplier shall only apply to the Services invoiced for the particular Site/Program subject to Section 1.1 herein for which it was measured and shall be assessed to Inbound Receivables Management Program Billable Hours in Production only.  Any invoice debits earned by Supplier will be used to offset AT&T Mobility invoice credits only, except for Section 5.3.3 Occupancy which may earn a true debit.  Notwithstanding the foregoing, Supplier may earn a Bonus subject to Sections 5.3.1 and 5.3.2.  AT&T Mobility invoice credits, Supplier earned debits to AT&T Mobility invoice credits, and bonuses will be calculated as set forth in Section 5.3 and shall be applied on a quarterly basis.

5.2                                Call Volume Forecasting/Staffing.  Each month on a by Site/Program basis, AT&T Mobility shall provide Supplier [*] written forecasts to be used by Supplier as a guide for recruitment, planning and staffing activities.  The [*] written forecasts are as follows:

1.   [*]-Day Staffing Requirement

a.              Buyer will provide to Supplier a [*]-day staffing requirement with the required number of Full Time Equivalents (“FTEs”) (not to include OT) by Site/Line Group for recruitment purposes.

b.             [*]-Day Call Volume Outlook:  Buyer will provide to Supplier a [*]-Day Call volume Outlook with the required number of Full Time Equivalents (“FTEs”) by Site/Program for recruitment purposes.

c.              Based upon Buyer’s proposed [*]-day staffing requirement and its [*]-Day Call Volume Outlook, the parties will mutually agree upon the required [*]-day staffing requirement (“[*]-Day Staffing Requirement”).

2.   [*] Day Locked Forecast

a.              Buyer will provide to Supplier a [*]-Day Volume Forecast with the estimated daily number of calls by Site/Program for planning purposes as well as forecasted modification training for the applicable month  (“[*] Day Lock”).

b.             Buyer will provide to Supplier a [*] staffing model by interval on the Site level (suggested staffing or call volume).

3.   [*] Day Forecast

a.              Buyer will provide to Supplier [*] call arrival patterns by Site/Program

Supplier shall provide FTE staffing pursuant to the mutually agreed upon [*] Day Lock based upon the [*] Day Outlook Forecast, which will include an assumption of the current training and nesting requirements set forth in Exhibit A.  Notwithstanding the foregoing, in the event that AT&T Mobility requests training to extend beyond the current requirements set forth in Exhibit A, the parties shall address the change subject to Exhibit D of this Work Order.

The mutually agreed upon [*] Day Lock represents a commitment by AT&T Mobility and Supplier with respect to staffing levels.  Once the [*] Day Lock is agreed to, AT&T Mobility agrees to compensate Supplier for the Billable Hours incurred for the applicable month, and it is Supplier’s responsibility to staff to the [*] Day Lock as mutually agreed upon.    In cases where Supplier has duplicate Programs across Sites, AT&T Mobility and Supplier shall mutually agree upon volume changes at a Site level as long as the [*] Day Lock remains unchanged.  In the event that actual volumes are less than the [*] Day Lock, Supplier will use reasonable best efforts to ensure productive utilization of CSRs, which may include offering voluntary go home (“VGH”) or internal training.

Each [*] Day Forecast will be prepared on a Site/Program basis in [*] intervals and will include estimated call volumes, estimated average handle times, estimated shrinkage percentages and, when available, any other information which would be relevant for Supplier in providing the Services.

Both AT&T Mobility and Supplier will need to agree upon the volume forecasts and related staffing when the [*] Day Lock represents [*] % change from the previous [*] Day Outlook Forecast, as it may require additional new hire training.  The parties shall mutually agree upon adjusted staffing for the modified forecast volumes pursuant to Exhibit D of this Work Order.  Notwithstanding the foregoing, in the event a Site requires a reduction of more than [*] CSRs, Supplier shall have  [*] days from receipt of written notice, or the minimum number of days required to maintain compliance with the laws applicable in the affected Site’s location, to comply with the AT&T Mobility provided forecast.

a)                                      The Performance Standards outlined in this Work Order may be changed by AT&T Mobility upon [*]written notice to Supplier per the procedure outlined in Exhibit D, Management Procedures for Change in Scope of this Work Order.

b)                                     Notwithstanding the foregoing Performance Metrics and/or AT&T Mobility invoice credits under this Work Order or the Agreement shall be waived to the extent they are attributable to a failure caused by AT&T Mobility or if actual call volume for the Program exceeds or is less than the [*] Day Lock for such Site/Program by more than [*] percent ([*] %) or as otherwise set forth in this Work Order or the Agreement.

c)                                      Material failure to meet the same Performance Standards at the same Site/Program for [*] ([*]) consecutive months shall be considered a material default.

d)                                     Supplier shall provide at least [*] percent ([*] %) of the staffing pursuant to the [*] Day Lock and in any case shall use reasonable efforts to achieve [*] percent ([*] %) of the staffing pursuant to the [*] Day Lock, and AT&T Mobility shall provide at least [*] percent ([*] %) of the Billable Hours pursuant to the  Day Lock.  If Supplier fails to staff at least [*] percent ([*] %) of the [*] Day Lock and the shortage materially impacts AT&T Mobility’s ability to provide services to its customers, Supplier’s failure will be considered a material default.   At the request of AT&T Mobility, Supplier will provide a corrective action plan for such breach.

e)                                      Supplier shall be excused from Performance Metrics and/or AT&T Mobility invoice credits under this Work Order in the event the parties determine that the components and/or assumptions used to determine the [*] Day Lock are inaccurate resulting in Supplier failing to meet Performance Metrics.  The parties will mutually agree upon which component and/or assumption is inaccurate, will correct and re-run current and future forecasts utilizing the corrected components and/or assumptions.  Variable assumptions and/or components include, but shall not be limited to:  [*].

5.3                               Performance Metrics:  The following Performance Metrics shall be measured on a Site basis and shall be subject to material default and the applicable AT&T Mobility invoice credit, Supplier earned debit to AT&T Mobility’s invoice credit, or Bonus set forth herein.  Notwithstanding the foregoing, AT&T Mobility may request that additional Programs be subject to the Performance Metrics subject to Exhibit B of this Work Order.

5.3.1                      First Call Resolution Rate (“FCR”):  is defined as the total number of first time callers divided by the number of “One and Done” calls.  Wrong Interactions are factored out of calculation.  Each site is measured/accountable for this revised FCR   FCR will be measured quarterly by Site and shall be ranked against Like Sites’ national average, contingent upon a sample size of at least [*] per Site.  Sample sizes of less than [*] shall be excluded from the quarterly measurement.  AT&T Mobility or AT&T Mobility vendor sites with samples sites of less than [*] shall not be included in the stack ranking.

AT&T Mobility invoice credits and Supplier earned offset debits will be applied at the end of the quarter, by Site/Program pursuant to Exhibit B.  New sites will be measured [*] after the first call received in Production.  Converted sites (sites subject to Conversion training as described in  Exhibit B herein) will be measured [*]after the first call received in Production.  The AT&T Mobility invoice credits and Supplier earned offset debits will be applied in the following fashion based on FCR scores:

below [*] % of Like sites	[*] % AT&T Mobility invoice credit
[*]% of Like Sites	[*] % AT&T Mobility invoice credit
[*]% of Like Sites	[*] % Supplier earned offset debit
[*]%+ of Like Sites	[*] % Supplier earned offset debit

AT&T Mobility invoice credit not to exceed [*] %

A [*] percent ([*] %) bonus may apply on a per Site basis if the FCR stretch target is achieved in any quarter (“Bonus”).  The stretch target for First Call Resolution is [*] percent ([*] %) or better.   The Bonus shall be calculated as follows:  1) The quarterly invoice credit(s) /debit(s) shall be calculated (“Offset Result”), then (2) the Bonus shall be applied to the Offset Result.  Additionally, no invoice credit shall be due for the FCR performance standard if the FCR goal was achieved for the quarter.

5.3.2                        Respect: will be measured [*] by Site and shall be ranked against Like Sites’ national average, contingent upon a sample size of at least [*] per Site.  Sample sizes of less than [*] shall be excluded from the [*] measurement.  AT&T Mobility or AT&T Mobility vendor sites with samples sites of less than [*] shall not be included in the stack ranking.

AT&T Mobility invoice credits and Supplier earned offset debits will be applied at the end of the [*], by Site/Program pursuant to Exhibit B.  New sites will be measured [*] after the first call received in Production. Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*]after the first call received in Production.

The AT&T Mobility invoice credits and Supplier earned offset debits will be applied in the following fashion based on Respect scores:

below [*] % of Like Sites	[*] % AT&T Mobility invoice credit
[*]% of Like Sites	[*] % AT&T Mobility invoice credit
[*]% of Like Sites	[*] % Supplier earned offset debit
[*]%+ of Like Sites	[*] % Supplier earned offset debit

AT&T Mobility invoice credit not to exceed [*] %

A [*] percent ([*] %) bonus may apply on a per Site basis if the FCR and Respect stretch targets are achieved in any quarter (“Bonus”).  The stretch target for Respect is [*] percent ([*] %) or better.   The Bonus shall be calculated as follows:  [*].  Additionally, no invoice credit shall be due for the Respect performance standard if.

5.3.3                      Occupancy Rate:  The Occupancy Rate will be measured monthly, and shall be determined by [*]. The Occupancy Performance Standard and associated AT&T Mobility invoice credit will be [*] in the event that the actual call volume is less than [*] percent ([*] %) of the [*] Day Lock.  Any individual days where the actual call volumes are less than the [*] Day Forecast by [*] percent ([*] %) or more and the Occupancy target is missed will be [*] the monthly calculation of Occupancy.  The AT&T Mobility invoice credits and Supplier earned debits will be applied in the following fashion based on Occupancy Rate scores:

below	[*] % AT&T Mobility invoice credit
[*]% Supplier earned debit
above	[*] % Supplier earned debit

Notwithstanding the foregoing, Supplier may only earn a debit for Occupancy if it is staffed to at least [*] percent ([*] %) of the full time equivalents (“FTEs”) mutually agreed upon in the [*] Day Lock.  An FTE is defined by [*] worked hours.

5.3.4                      Call Transfer Rate:  Call Transfer Rate will be determined by [*] by a live CSR.  The parties acknowledge and agree that Supplier shall strive to meet the goal set forth herein but shall not be subject to material default of this Program, the Work Order or the Agreement for any failure to meet the target.  The Call Transfer Rate Performance Standard will be waived if the average of other Like Sites is greater than or equal to [*] percent ([*] %).  Change management procedures set forth in Exhibit D of this Work Order will be invoked for process changes directly impacting Call Transfer Rates.

TBD	(Rounded to the nearest whole percentage)

5.3.5                      Average Handle Time (“AHT”):  The AHT target by Site/Program shall be provided by AT&T Mobility as part of the [*] Day Lock and shall be measured [*] as it applies to material breach.  The AHT Performance Standard will be waived if the actual Call Volume is greater than set target provided in the [*] Day Lock.  The AHT target provided in the [*] Day Lock will be subject to material breach, however, will not be subject to credits or debits.  Converted sites (sites subject to Conversion training as described in Exhibit B herein) will be measured [*] after the first call received in Production,

With respect to credits and debits, AT&T Mobility may receive the invoice credit set forth herein in the event the [*] AHT measurement meets the specified target.  Change management procedures set forth in Exhibit D of this Work Order will be invoked if AHT targets need to change.

The AT&T Mobility invoice credits will be applied in the following fashion:

Above specified target	[*] % AT&T Mobility invoice credit

5.3.6                      Short Call Rate: Shall mean calls that are less than [*] in length.  Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*] after the first call received in Production. Change in procedures shall be subject to Exhibit D of this  Work Order.

5.3.7                      Total Resolved:  Will be measured [*] by Site and shall be ranked against Like Sites’ national average, contingent upon a sample size of at least [*] per Site.  Sample sizes of less than [*] shall be excluded from the [*] measurement.  AT&T Mobility or AT&T Mobility vendor sites with samples sites of less than [*] shall not be included in the stack ranking.

AT&T Mobility invoice credits and Supplier earned offset debits will be applied at the end of the quarter, by Site/Program pursuant to Exhibit B.  New sites will be measured [*] after the first call received in Production.  Converted sites (sites subject to Conversion training as described in Exhibit B herein) will be measured [*]after the first call received in Production. The AT&T Mobility invoice credits and Supplier earned offset debits will be applied in the following fashion based on Total Resolved scores:

below [*] % of Like sites	[*] % AT&T Mobility invoice credit
[*]% of Like Sites	[*] % AT&T Mobility invoice credit
[*]% of Like Sites	[*]% Supplier earned offset debit
[*]%+ of Like Sites	[*] % Supplier earned offset debit

AT&T Mobility invoice credit not to exceed [*] %

A [*] percent ([*] %) bonus may apply on a per Site basis if the Total Resolved stretch target is  achieved in any quarter (“Bonus”).  The stretch target for Total Resolved is [*] percent ([*] %) or better.   The Bonus shall be calculated as follows:  [*].  Additionally, no invoice credit shall be due for the Total Resolved performance standard if [*].

5.3.8                     Availability: The measurement for Availability will be measured [*] and shall be calculated as follows:  [*].

Defined as sum [*].  Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*]after the first call received in Production.  Change in procedures shall be subject to Exhibit D of this  Work Order.

5.3.9                     Wave Survey:  shall mean an external customer survey completed by a third party to measure first call resolution, total resolution, overall satisfaction, and willingness to recommend.

5.3.10               Call Quality:  shall mean an external monitoring process that measures the representative’s ability to Adhere to policy and procedures, adequately service customers, and resolve customer issues.  The three major areas of measurement are business practices, rep index, and resolution.  The specified goal shall be measured [*].  Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*]after the first call received in Production.  Change in procedures shall be subject to Exhibit D of the Work Order.

5.3.11

Program	Target

ANS
AHT: [*]
Accessibility: [*]%
ASA: [*]
Occupancy: [*]%
Service Levels: [*]% in [*] and [*]% in [*] (both should be tracked)
Availability: [*]%
FCR: [*]%

ETS and TSD
Availability: [*]%
Accessibility: [*]%
Occupancy Rate: [*]%
ASA: [*] (service level — [*]% [*])
Service Level: [*]% [*] (want report on [*] as well)
AHT: [*]
Conf/Transfer: [*]%
Repeat Calls: [*]%
Short Call: [*]%
Repeat Calls: [*]%
Supervisor to Rep. ratio: [*]
Wave Goals:
• First Call Resolution: [*]%
• Total Resolved: [*]%
• Overall Satisfaction: [*]%
• Willingness to Recommend: [*]%
• Rep. Index: [*]%

6.                                     CAP

The resulting Supplier earned debits and AT&T Mobility invoice credits for the applicable Performance Standard measurement set forth herein Section 6 will only be applied to the applicable Site’s Program Billable Hours billed for the affected Line of Business (BEUC or NBO).  For each Line of Business the total AT&T Mobility invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of [*] percent ([*]%) of the Line of Business invoice amount.  For each Line of Business the total invoice debits to AT&T Mobility’s invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of a [*] percent ([*]%) of the Line of Business invoice amount.  Notwithstanding the foregoing, Supplier may earn an additional [*] percent ([*] %) Bonus per [*] upon attainment of FCR and Respect stretch targets for each applicable Line of Business.

7.                                     PERFORMANCE METRICS WAIVERS

7.1        In addition to any other waivers set forth in this Work Order, Supplier shall be excused for failures to meet any Performance Metric and shall not be in breach of this Work Order if such failure is caused by: a) AT&T Mobility; and/or b) third parties (hired or contracted) to provide system applications and/or system application services to or for AT&T Mobility (including carriers) (a) and (b) collectively referred to as “AT&T Mobility/Service Provider”) including without limitation acts or omissions of AT&T Mobility/Service Provider.

7.2        Notwithstanding anything to the contrary herein, in addition to waivers set forth herein this Work Order, AT&T Mobility may choose to waive Performance Standards and applicable penalties at its sole discretion.  AT&T Mobility must invoke this option in writing within [*] of a missed Performance Metric.  Failure by AT&T Mobility to provide such written claim shall constitute a waiver by AT&T Mobility of any claims for penalties/service credits or a different penalty/service credit amount for the applicable service period.

8.                                      PRICE

8.1                                Services shall be compensated by Buyer to Supplier pursuant to the rates and charges detailed in Attachment 3  (“Price”) which is attached hereto and fully incorporated herein by this reference.  Such rates and charges [*] all applicable taxes.

9.              SPECIAL CONSIDERATIONS

9.1                                Quality Assessment:  Supplier will provide enough Quality Assessment (“QA”) agents at the QA rate set forth in Exhibit B, to CSRs to meet the average number of observations monthly.  Each CSR is monitored an average of [*] evaluations per [*] by QA and Production staff/personnel collectively and other informal evaluations as agreed upon by the parties based upon individual CSR performance. Supervisors will use commercially reasonable efforts to provide feedback within [*] if below goal and [*] if within or above goal.  Agents needing improvement will receive additional evaluations via various methods (side by side, additional monitoring, remote monitoring, double jacking, etc.).  QA agents will shadow CSRs while on the call without the CSR being aware they are being monitored.  Calibration sessions between Supplier QA agents, Supplier supervisors and AT&T Mobility representatives will be held weekly to ensure scoring and feedback to CSRs is consistent.  If Supplier fails to monitor an average of [*] evaluations per [*] by QA and Production staff/personnel collectively as set forth above, Supplier will be advised of such deficiencies and Supplier will have [*] to bring performance back to objective’s standards.  AT&T Mobility and Supplier may mutually agree to modify the standards upon written agreement signed by both parties, in the event AHT increases by [*] percent ([*] %) from the previous month’s [*]-Day Commitment, AT&T Mobility and Supplier shall re-evaluate the QA staffing required to meet the obligations set forth herein

8.2                                Scripts:  AT&T Mobility shall be responsible for and must approve scripts, order forms, and report formats to be used by Supplier for Services provided pursuant to this Work Order.  If Supplier desires any changes  whatsoever to the aforementioned scripts, forms or formats, then Supplier must obtain AT&T Mobility’s prior written approval of such changes.

8.3                                Time off granted to CSRs shall be scheduled such that it does not affect service levels.

10.       DEFINITIONS

10.1                          “AUX State” the state in which users are logged in to the switch but not receiving (inbound) or making (outbound) calls

10.2                          “Average Handle Time” (AHT) is defined as the total time a CSR is in talk time plus after-call wrap time plus hold time divided by the number of calls taken by that CSR in the measured period of time.

10.3                          “Billable Hour” The time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for AT&T Mobility.  This time shall include a maximum of [*] per day of pre-shift instructions per CSR unless otherwise directed by AT&T Mobility.  The Billable Hour include [*] for breaks but does not include lunches, sick time, vacations, or Supplier sponsored events such as non-AT&T Mobility focus groups and non-AT&T Mobility development.  Actual time in a Billable Hour for billing purposes is [*] minutes.

10.4                          “Customer Service Representative” or “CSR” means a Supplier employee who is contacted by and speaks with AT&T Mobility’s customers either via telephone, email or on-line chat sessions on behalf of AT&T Mobility.  A CSR provides support, answers questions and solves problems related to AT&T Mobility’s Products or Programs.

10.5                          “Interactive Voice Response” or “IVR”, is a phone technology that allows a computer to detect voice and touch tones using a normal phone call. The IVR system can respond with pre-recorded or dynamically generated audio to further direct callers on how to proceed.

10.6                          “Nesting” means the period after CSRs have completed the classroom training and are receiving inbound calls in the Production environment with mentoring and coaching.

10.7                          “Occupancy” means the percentage of time the CSR is logged into CMS handling calls (any and all components of Average Handle Time) and shall be determined by subtracting total idle time (idle while logged in)  from total logged in time and dividing the difference by total logged in time.

10.8                          “Offset Debit” refers to a bonus that can be earned by supplier for above average performance.  In the event that supplier performs well and does not incur any credits, earned debits will still be applied.

10.9                          “Payroll Hour” is defined as an hour for which a CSR is compensated by Supplier

12.10                    “Privacy Laws” means Laws relating to data privacy, trans-border data flow or data protection.

12.11                    “Product” or “Program” means AT&T Mobility’s services and customer support services related thereto.

12.12                    “Production” is defined as the mode when CSR’s, after successfully completing the prescribed new hire training program, are handling live calls from AT&T Mobility customers.

12.13                    “Project” is defined as any effort for which a WO is created in support of AT&T Mobility.

12.14                    “Quality Assessment” is based upon the quality observations outlined in Section 11.1.3 of this WO.  Total Quality Assessment score is the average of all observation scores performed within the performance period.

12.15                    “Service Level” is defined as the percentage of AT&T Mobility’s customers who will have access to a live CSR within the specified amount of time, as a percentage of total calls offered to Supplier’s ACD.

12.16                    “Short Call Rate” “ shall mean calls, excluding the TDMA Line Group, which are less than [*] in length.

12.17                    “Team Leader” means a Supplier employee of supervisory level.

12.18                    “User(s)” means AT&T Mobility and its authorized Third Parties, as well as each of their respective employees, agents, representatives and customers, if any, who use goods or services relating to, resulting from, or arising out of Products and/or Services provided by Supplier hereunder.

12.19                    “Warm Transfer” is defined as the process of transferring a customer seeking information to the appropriate resource to assist the customer. During the call transfer, the transferring CSR will introduce the calling customer to the receiving CSR and provide a brief overview of the customer.

ATTACHMENT 1

TO EXHIBIT B

PROGRAM DESCRIPTIONS / JOB OVERVIEWS

Program Name	Program Description Functions shall include, but may not be limited to, the following tasks:	Program Projects by Sites

Advanced Network Services (ANS)

Business As Usual (BAU) — BCSS1

1.     Customer facing call taking Specialist

2.     Support the following Devices:

•     Palm Operating System

•     Windows Mobile

•     Blackberry

•     Symbian Operating Systems

•      Standard Consumer Devices

3.     supports troubleshooting of the following primary issues

•     Internet Connectivity

•     MediaNet

•     Email (Corporate, MediaNet and Personal)

•     SMS/MMS

•     Ringtone/Application Download

•     Adding /Removing features in billing systems for troubleshooting

[*]

LaptopConnect (LTC) — BCSS1

1.     Customer facing call taking Specialist

2.     Support the following Operating Systems with the AT&T Communication Manager:

•     Windows (200,XP, and Vista are the most common)

•     Macintosh

3.     supports troubleshooting of the following
Devices·

Tethering via:

•      IrDA

•      Bluetooth

•      Cable

•      AirCards (including limited troubleshooting on some imbedded modems)

4.supports troubleshooting of the following primary issues:

•     Communication Manager Setup

•     Unable to connect

•     Able to connect, but not browse

•     Unable to receive email

•     VPN connectivity issues

•      Adding /Removing features in billing systems for troubleshooting

Program Name	Program Description Functions shall include, but may not be limited to, the following tasks:	Program Projects by Sites

Enterprise Technical Support (ETS)

•       Helpdesk to Helpdesk Support  for Enterprise Customers, Government accounts and Public Safety

•       Highly skilled and knowledgeable representatives

•       Continuous internal training

•       [*] representatives  -[*]  &  [*]

•       All-In-One Support: Voice & Data available [*]

•       Supports: ISE, UMPTS, EDGE, GPRS, GSM, Frame Relay, PTT, IPPT, Enterprise Paging, SMS and Laptop Connect products

•       Proactive Network Outage & Maintenance          Notifications

•       Integrated with Enterprise On Demand/Self -Service Portal for electronic fault handling (tickets)

•       Works along side System Engineers  for custom implementations

•       Unique customer PIN to access  a Toll Free queue

•       Structured and timely on-boarding process to introduce new customers to comprehensive support capabilities

•       Consistent customer communication throughout the lifecycle of each issue

•       Staffed and organized for customer, issue and application familiarity

[*]

Technical Support Desk (TSD)

Small Business — BAE/BAM/SBAM and Retail Rep

•       Phoenix/BASE Navigation

•       FAN Migrations

•       Archived Contract Reprints

Small Business Key Contacts (SBKC) supporting a Business Owner or Authorized Order Placer

AUID is required when calling

•       BASE PIN Management

Small Business Activation Support (SBAS) representatives

•       Work to clarify cases related to system errors

•       Report and monitor system outage or latency

[*]

Reports Analyst

Conduct quarterly Program reviews to cover Program highlights, overall account activity, budget analysis, review key reports and metrics at a management level, the incentive programs that were run and their results, and to ensure that stated agreed upon Program objectives are being met (return on investment or “ROI”). If Program objectives are not being met, team

Program Name	Program Description Functions shall include, but may not be limited to, the following tasks:	Program Projects by Sites
must collectively establish an action plan to be implemented within [*] to achieve measurable results within [*].

ATTACHMENT 2 TO EXHIBIT B — DELIVERABLES MATRIX

Deliverables/Specifications/Requirements	Delivery Date	Evidence of Success

Deliverable Set # 1 — Reporting

ACD Report: Comprehensive report with data taken directly from the switch. Details total calls offered, calls handled, calls abandoned, average speed of answer, average handle time by live agent and downtime. Delivered to AT&T Mobility daily.

Agent (PAR) Report: Agent or Personal Accountability Reports provide queue performance statistics broken down by agent. Data elements include the number of ACD calls answered, the average time spent on each ACD call, the average time spent waiting between ACD calls, the time spend doing post-call work, the time spent logged into the system, Short calls, transfer rates, availability etc. Delivered to AT&T Mobility daily.

Call Disposition Report: offers call disposition detail by type code. Supplier may provide this report to AT&T Mobility subject to Exhibit D of the Agreement.

System Outages Report: Report provides a listing of the date, time, duration and description of any system outages to Supplier’ systems, root cause analysis, and preventive measures. Delivered to AT&T Mobility when system outages occur.

Call Comparison: Compares forecasted to actual call volume and answer performance.

Combined FTE: Report provides headcount and training data, as well as weekly attrition. Delivered to AT&T Mobility weekly.

Attrition Training: Report provides ongoing attrition training data, with class details (class size, dates, etc.). Delivered to AT&T Mobility weekly.

Interval: report provides [*] interval call volume data. Delivered to AT&T Mobility daily.

Invoice Detail: Invoices will include detailed documentation including but not limited to, for each CSR; a list of CSR names, hours logged via the ACD, hours logged, hire date, tenure, and indicator for training or Production status.

Weekly Quality Report: Weekly roll up of quality performance to include: scores from evaluations completed by Supplier’ quality team, scores from evaluations completed by Supplier’ leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA team, total evaluations completed by Team Leads.

Monthly Quality Report Monthly roll up of quality performance to include: scores from evaluations completed by Supplier’ quality team, scores from evaluations completed by Supplier’ leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA team, total evaluations completed by Team Leads.

	As indicated in report description	Accurate and timely reporting either pushed to recipients or available online.

Deliverable Set # 2 — Quarterly Program Reviews

•                 Supplier will conduct quarterly Program reviews in person at AT&T Mobility Headquarters to cover Program highlights, overall account activity, budget analysis, review key reports and metrics at a management level, the incentive programs that were run and their results, and to ensure that stated agreed upon Program objectives are being met (return on investment or “ROI”). If Program objectives are not being met, team must collectively establish an action plan to be implemented within [*] to achieve measurable results within [*].

Quarterly reviews as scheduled	Evidence of Success: • Quarterly reviews are held as scheduled

ATTACHMENT 3

TO EXHIBIT B

PRICE

PROGRAM NAME		StarTek Tier II Pricing (US)

Technical Support Tier II, ANS, TSD. & ETS Programs- Tenure Level Based on Agent Tenure in Months	[*] [*] [*]	$[*] $[*] $[*]
After Hours Support	[*]	$[*] Premium on Agent’s applicable Tenured Rates
	[*]	$[*] Premium on Agent’s applicable Tenured Rates
	[*]	$[*] Premium on Agent’s applicable Tenured Rates
Clerical Support	Not to exceed [*] without prior approval of AT&T	$[*]
DRUG SCREEN & BACKGROUND CHECK		Passed through at cost (Checks required as a result of attrition will be the responsibility of StarTek.)
OVERTIME RATE & HOLIDAY		[*]% premium above the applicable Billable Hour rate
NESTING - PRODUCTION		Nesting: Tier II Tech Support - $[*]
New Hire/Growth: Tier II Tech Support - $[*]
TRAINING RATE		Supplemental Training [*].
Conversion Training: [*]
All Attrition: [*]

Notes:

a.                           CSR tenure is determined based on the hire date of such CSR on any AT&T Mobility program. Except as otherwise stated in the Work Order, the total amount payable by AT&T Mobility for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier. [*]. Holiday Rates shall apply based on applicable Holidays at the Site. US Holidays (applicable only in the U.S.): New Years Day, Thanksgiving Day, Labor Day, Christmas Day, Memorial Day, Independence Day.

b.                          Domestic Inbound/Outbound telecom. AT&T Mobility shall be client of record on the (800) service. Subject to AT&T Mobility’s prior written approval of usage, domestic inbound and outbound telecom charges shall be [*].

c.                           Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than re attrition training which is borne by Supplier), and travel (Pre-approved by AT&T Mobility) will all be charged at [*].

d.                          Clerical Support $[*] per hour (not to exceed [*] per [*] without prior approval of the AT&T Mobility contact identified in 2.1 of this Work Order. Functions shall include, but not be limited to, the following tasks:

•                  Login ordering, tracking, retiring and maintenance

•                  SOX contact for all AT&T Mobility audits

•                  Clarify maintenance

•                  Submitting and tracking Credits and Adjustments

•                  Sessions Enrollments for training

•                  AT&T Mobility University setups and retires

•                  Course enrollments and completions

•                  Tracking and follow through of all Office of the President requests

•                  Back up to LRP for all AT&T Mobility reporting

•                  Distribute and ensure follow up on feedback items (Clarify, Wave, PCS, Tier II, SOA, Direct Fulfillment, etc.), compile results

•                  Gather and summarize results of initiatives (PAR/SRS, migrations, etc.)

EXHIBIT C

Information Security Policy

AT&T Supplier Information Security Requirements

[*]

EXHIBIT D

Management Procedures for Change Notice

1.               AT&T shall have the right to make changes in the scope of the work and Specification to be performed under this Work Order as set forth in this Exhibit D. All changes shall be authorized in writing by AT&T Contact through a Project Change Notice.

2.               Supplier shall not make any changes in the scope of the work or Specification to be performed under this Work Order which have not been authorized in writing by the AT&T Contact.

3.              If Supplier receives instructions, directions or requests to make any change or changes that will result in a change in the scope of the work to be performed under this Work Order from anyone other than the AT&T Contact, Supplier shall promptly notify the AT&T Contact and provide a description of the proposed change, or changes, the length of the delay, if any, that will result from the change or changes and the increased cost, if any, that will result from such change or changes.

4.               If Supplier receives instructions, directions, or requests from AT&T Contact to make any change or changes that will result in a change in the scope of the work to be performed under this Work Order, Supplier shall reasonably promptly provide AT&T Contact with the length of the delay, if any, that will result from the change or changes and the increased cost, if any, that will result from such change or changes. Supplier shall not proceed to implement any such change without the written agreement of AT&T Contact and Supplier. To the extent the development work is delayed as a result of Supplier having no written authority to proceed with a change or changes to the development project, Supplier shall not be responsible therefore. Any such changes that are made by Supplier without written approval of AT&T Contact, other than at the urging or other affirmative act by the AT&T Contact, shall not excuse any delay in a delivery date or form the basis for any claim or rationale to increase Supplier’s pricing.

5.               Any delays indirectly or directly affecting the dates in the Deliverables Matrix that are approved in writing by the AT&TContact shall be excused, and any increase in the cost must be approved in writing by the AT&T Contact and shall be added to the Supplier’s price.

6.               Notwithstanding any other provision herein, Supplier shall not be obligated to make any change to this Work Order that would cause Supplier to violate any law, rule or regulation; would cause Supplier to violate any contractual obligation of Supplier; or for which the timing and price related to such change cannot be agreed upon by the parties.

PROJECT CHANGE NOTICE NEXT PAGE

EXHIBIT D

CHANGE NOTICE

DATE:

CLIENT:

PROJECT:

DESCRIPTION OF CHANGE: PHASE INITIATION

ALL SUPPORTING MATERIALS ATTACHED? YES ☐ NO ☐

DATE:

DATE:

COST OF CHANGE (if any):         $

DATE: APPROVALS

Supplier	Buyer

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date: